SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )

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□	Definitive proxy statement.

☑	Definitive additional materials.

□	Soliciting material under Rule 14a-12.

Managed Portfolio Series
(Name of Registrant as Specified in Its Charter)

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A Series of Managed Portfolio Series 615 East Michigan Avenue Milwaukee, WI 53202

March 18, 2020

Dear Valued Shareholder,

Thank you for being an investor in ATAC Rotation Fund.  A special meeting of shareholders of your Fund is scheduled to be held on April 7, 2020. We need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

Shareholders are being asked to vote on a new investment advisory agreement.  The Fund’s investment strategies will not change as a result of the New Advisory Agreement. There will be no change to the Fund’s investment objectives, principal investment strategies or principal risks. Michael A. Gayed, a portfolio manager of the Fund since 2010, has become an employee of Toroso and will continue to operate as portfolio manager of the Fund.  The fees and expenses that you pay as a shareholder of the Fund will not increase as a result of the Transaction. In addition, Toroso has agreed to an operating expenses limitation agreement with the Trust, on behalf of the Fund, that will cap Fund expenses at the same level as the current operating expenses limitation agreement between Pension Partners and the Trust, on behalf of the Fund.  The Fund’s Board of Trustees recommends that shareholders vote FOR the proposal.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/atac/docs/rotationfund.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-949-2583 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern Time.

We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,

/s/ Brian R. Wiedmeyer	/s/ Michael A. Gayed

Brian R. Wiedmeyer President of Managed Portfolio Series	Michael A. Gayed, CFA Portfolio Manager, ATAC Roatation Fund

How do I vote?  There are four convenient methods for casting your important proxy vote:

1.
Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-949-2583. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by or before April 7, 2020.

NOBO